EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 1997 appearing on page F-1 of Globe Business Resources, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1997.



Price Waterhouse LLP
Cincinnati, Ohio
July 29, 1997